UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 12, 2026

Commerce Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Missouri	001-36502	43-0889454
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Walnut,
Kansas City,	MO	64106
(Address of principal executive offices)		(Zip Code)

(816) 234-2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading symbol(s)	Name of exchange on which registered
$5 Par Value Common Stock	CBSH	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 - Other Events

Commerce Bancshares, Inc. (the “Company”) received notification of Visa Inc.’s (“Visa”) acceptance of its tendered 411,723 shares of Visa Class B-2 common stock in exchange for a combination of Visa Class B-3 common stock and Visa Class C common stock (“Exchange Offer”). The tender was previously announced by the Company on Form 8-K dated April 27, 2026 and additional information regarding the Visa Class B-2 common shares exchange offer is provided in Item 2 of the Company’s Form 10-Q for the quarterly period ending March 31, 2026. A full description of the terms of the Exchange Offer is set forth in Visa’s related Issuer Tender Offer Statement on Schedule TO and Prospectus, each dated April 6, 2026, publicly filed with the U. S. Securities and Exchange Commission.

As a result of the Exchange Offer, the Company marked its Visa Class C common stock to fair value and recorded a pre-tax gain of $99 million, based on the conversion privilege of the Visa Class C common stock and the closing price of Visa Class A common stock on May 8, 2026, of $318.79 per share. The Company’s Visa Class C common stock shares are expected to continue to be marked to fair value on a recurring basis using the Visa Class A common stock shares as evidence of orderly transactions between market participants for similar securities issued by Visa.

The Company also approved a plan to reposition a portion of its available for sale debt securities portfolio, subsequent to the successful close of the Exchange Offer, through the sale of securities with an amortized cost of approximately $911 million. The securities that the Company plans to sell have a yield of approximately 2.5%, which is expected to result in a pre-tax loss of approximately $95 million. The Company expects to reinvest the proceeds into higher yielding interest earning assets of approximately 4.0%. The Company expects the repositioning to increase net interest income, reduce earnings volatility, reduce exposure to changes in interest rates, and enhance the overall quality and flexibility of its balance sheet. The cumulative impact of the gain on Visa stock as a result of the Exchange Offer and the anticipated securities reposition is expected to be approximately neutral to the Company’s Common Equity Tier 1 ratio. The timing and amount of the loss ultimately realized on the available for sale debt securities and the reinvestment assumptions may depend on a number of factors, including market conditions, the future price of Visa Class A common stock, and other considerations.

Exhibits
99.1    Press release dated May 12, 2026 announcing Visa exchange offer acceptance and results
104    The XBRL tags on the cover page of this Form 8-K are embedded within the Inline XBRL document.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCE BANCSHARES, INC.
By:	/s/ Paul A. Steiner
Paul A. Steiner
Controller (Chief Accounting Officer)
Date: May 12, 2026